EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT
                            -------------------------

         This Indemnification Agreement is effective as of the 31st day of October, 2006 by and among Natural Health Trends Corp., a Delaware corporation (the "Company"), and Terry L. LaCore ("LaCore") and Mark D. Woodburn ("Woodburn", collectively with LaCore, the "Indemnifying Parties").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, in order to induce the Company to enter into that certain agreement dated as of the date hereof among the Company and the Indemnifying Parties (the "October 2006 Agreement"), the Indemnifying Parties agree to provide for the indemnification of the Indemnified Parties (as hereinafter defined) to the extent provided hereunder.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Indemnifying Parties and the Company hereby agree as set forth below:

         1. Definitions. In addition to the definitions in the recitals or the body of this Agreement, as used herein, the following terms shall have the following definitions:

         (a) References to "Indemnified Parties" (or to an "Indemnified Party") shall include the Company, its subsidiaries and affiliates, and each of their respective officers and directors.

         (b) "Indemnified Conduct" means all conduct or other activities of an Indemnifying Party, except for (i) the Specified Conduct (as defined in that certain Limited Release dated the date hereof executed by the Indemnifying Parties in favor of the Company and certain other releasees) and (ii) conduct for which such Indemnifying Party is entitled to indemnification from the Company under the Company's certificate of incorporation, by-laws, the Delaware General Corporation Law ("DGCL") and the case law interpreting the DGCL.

         2. Indemnification. Each of the Indemnifying Parties agrees as to his individual conduct to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities reasonably and actually incurred by the Company as a result of the Indemnified Conduct.

         3. Notice of Claims. If notice of any action, claim, proceeding or investigation is received by an Indemnified Party in respect of which indemnity may be sought against the Indemnifying Parties hereunder, such Indemnified Party will promptly notify the Indemnifying Parties in writing of the commencement thereof. However, the omission to so notify any Indemnifying Parties will not relieve such Indemnifying Parties from any liability to such Indemnified Party hereunder, except to the extent that such Indemnifying Parties is actually and materially prejudiced by such failure.

         4. Assumption of Defense. The Indemnifying Parties will have the right to assume the defense of any action, claim, proceeding or investigation and to retain counsel of its choice to represent the Indemnified Parties

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(provided such counsel is reasonably satisfactory to the Indemnified Parties).
Any counsel retained by the Indemnifying Parties to represent the Indemnified Parties will, to the fullest extent consistent with its professional responsibilities, cooperate with any separate counsel designated by the Indemnified Parties. The reasonable fees and expenses of such counsel retained by the Indemnifying Parties will be paid by the Indemnifying Parties. In the event any Indemnifying Parties assumes the defense of any such action, claim, proceeding or investigation an Indemnified Party may, notwithstanding such assumption by such Indemnifying Parties of such defense, retain one separate counsel on behalf of all Indemnified Parties the cost of which shall be borne by the Indemnifying Parties if (i) the Indemnifying Parties have failed to provide counsel reasonably satisfactory to such Indemnified Party in a timely manner or diligently prosecute such defense, (ii) the Indemnified Parties reasonably determine that representation of such Indemnified Party would present it with a conflict of interest or (iii) any Indemnified Party based upon advice of reputable counsel reasonably determines that there may be legal defenses to it which are materially different from or in addition to those available to such Indemnifying Parties which have not been asserted on behalf of such Indemnified Party by counsel selected by the Indemnifying Parties. No Indemnifying Parties shall in the defense of any action, claim, proceeding or investigation consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to Indemnified Party of a release from all liability in respect of all claims arising therefrom or (ii) requires the performance of any act (other than the payment of moneys that are paid in full by the Indemnifying Parties) or the agreement not to perform any act by any Indemnified Party, in each case except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         5. Contribution. If for any reason (other than as a result of the willful misconduct or negligence of an Indemnified Party) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Indemnifying Parties shall, in accordance with applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or reasonably and actually incurred expenses.

         6. Survival. The indemnity, contribution and reasonably and actually incurred expense reimbursement obligations set forth herein (i) shall be in addition to any liability any Indemnifying Parties may have to any Indemnified Party at common law or otherwise, and (ii) shall remain operative and in full force and effect for a period of three (3) years following the date hereof.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed as of the day and year first above written.


                                       NATURAL HEALTH TRENDS CORP.


                                       By: /s/ STEPHANIE S. HAYANO
                                           -------------------------------------
                                           Stephanie S. Hayano
                                           President and Chief Executive Officer


                                       TERRY L. LACORE

                                       /s/ TERRY L. LACORE
                                       -----------------------------------------


                                       MARK D. WOODBURN

                                       /s/ MARK D. WOODBURN
                                       -----------------------------------------



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